EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

FERMAVIR PHARMACEUTICALS, INC.

FORM 10-QSB FOR THE QUARTER ENDED JULY 31, 2006

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Financial Officer of FermaVir Pharmaceuticals, Inc., a Florida corporation (the “Company”).  I am delivering this certificate in connection with the Form 10-QSB of the Company for the quarter ended July 31, 2006 and filed with the Securities and Exchange Commission (“Form 10-QSB”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-QSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 19, 2006	By:	/s/ Frederick Larcombe
Frederick Larcombe,
Chief Financial Officer
(Principal Financial and
Accounting Officer)